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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
SERENA SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 29, 2001
2:00 p.m.

To the Stockholders of SERENA Software, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SERENA Software, Inc., a Delaware corporation ("SERENA"), will be held on Friday, June 29, 2001, at 2:00 p.m., local time, at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010 for the following purposes:

  1.
  To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

  2.
  To approve an amendment to SERENA's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock of SERENA from 60,000,000 to 90,000,000;

  3.
  To ratify the appointment of KPMG LLP as independent accountants for SERENA for the fiscal year ending January 31, 2002; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 18, 2001, are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                        By order of the Board of Directors
                        SERENA SOFTWARE, INC.

                        Vita A. Strimaitis
                         Secretary

Burlingame, California
May 24, 2001

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED
TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SERENA SOFTWARE, INC.

PROXY STATEMENT FOR THE
2001 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of SERENA Software, Inc., a Delaware corporation ("SERENA"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 29, 2001, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010. The telephone number at that location is (650) 696-1800. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the amendment to SERENA's Amended and Restated Certificate of Incorporation, for the ratification of the appointment of KPMG LLP as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended January 31, 2001, including financial statements, were first mailed on or about May 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

    Stockholders of record at the close of business on May 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, SERENA had issued and outstanding and entitled to vote 39,839,132 shares of common stock, $.001 par value.

Revocability of Proxies

    Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SERENA at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to SERENA Software, Inc. at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010, Attention: Secretary, or hand-delivered to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting.

Voting

    Each share of common stock outstanding on the Record Date is entitled to one vote. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker non-votes are considered stockholders who are present and entitled to vote and they count toward the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

Solicitation of Proxies

    The expense of soliciting proxies in the enclosed form will be borne by SERENA. In addition, SERENA may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of SERENA's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for Year 2002 Annual Meeting

    Stockholders are entitled to present proposals and nominations to the Board of Directors for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of SERENA intended to be presented for consideration at SERENA's year 2002 Annual Meeting of Stockholders currently intended to be held in late June 2002 must be received by SERENA no later than January 25, 2002, in order that they may be included in the proxy statement and form of proxy related to that meeting. To be in proper form, the stockholder's notice to the Secretary must set forth, among other things described in SERENA's by-laws, (i) the name and address of the stockholder requesting the proposal, (ii) a representation that the stockholder is a stockholder of record of SERENA entitled to vote at the meeting and, if applicable, whether that stockholder intends to appear in person or by proxy at the meeting, (iii) a description of all arrangements or understandings between the stockholder and any nominee and any other person pursuant to which a nomination is to be made by the stockholder, (iv) such other information regarding each nominee or matter of business to be proposed by the stockholder that would be required to be included in a proxy statement to be filed with the Securities and Exchange Commission, and (v) if applicable, the consent of each nominee to serve as a director of SERENA, if so elected.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

    We currently have six (6) directors. At the Annual Meeting, a board of six (6) directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Each of the nominees is currently a director of SERENA. Shares represented by the accompanying proxy will be voted for the election of the six nominees (recommended by the Board of Directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. SERENA has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

    The following table sets forth certain information concerning the nominees, which information is based on data furnished to SERENA by the nominees:

Name	Age	Position(s) with SERENA	Director Since
Douglas D. Troxel	56	Chairman of the Board and Chief Technology Officer	1980
Mark E. Woodward	42	President, Chief Executive Officer	2000
Robert I. Pender, Jr.	43	Vice President of Finance, Chief Financial Officer	2000
Richard A. Doerr(2)(3)	58	Director	1997
Alan H. Hunt(1)(2)(3)	59	Director	1998
Jerry T. Ungerman(1)(2)	56	Director	1998

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating Committee.

    There is no family relationship among any of the directors and executives of SERENA.

    Douglas D. Troxel is the founder of SERENA and has served as the Chairman of SERENA's Board of Directors since April 1980 and as SERENA's Chief Technology Officer since April 1997. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA. Mr. Troxel holds a B.S. in mathematics from Iowa State University.

    Mark E. Woodward has served as a member of SERENA's Board of Directors since June 2000, as President, Chief Executive Officer since May 2000, as Vice President, Worldwide Operations from February 2000 through April 2000 and as Vice President, Sales from November 1998 to February 2000. From August 1997 until November 1998, Mr. Woodward was Senior Vice President, Sales for Live Picture, Inc., a developer of Internet imaging technology. From August 1995 until August 1997, Mr. Woodward was Vice President, Sales for McAfee Associates, a network management firm. From March 1989 until August 1995, Mr. Woodward was Vice President, Sales for Legent, Inc., a developer of software change management products.

    Robert I. Pender, Jr. has served as a member of SERENA's Board of Directors since June 2000 and as Vice President, Finance and Administration, Chief Financial Officer since December 1997. From December 1996 until August 1997, Mr. Pender was Vice President, Finance of Mosaix, Inc., a customer interaction software company. From April 1993 until December 1996, Mr. Pender served in a variety of positions, most recently as Chief Financial Officer, with ViewStar Corporation, a client/server workflow software company that was acquired by Mosaix, Inc. in December 1996. Mr. Pender holds a B.A. in accounting from Baylor University and a M.S. in financial planning and tax from Golden Gate University.

    Richard A. Doerr has served as a member of SERENA's Board of Directors since April 1997 and was SERENA's President, Chief Executive Officer from April 1997 through April 30, 2000. From April 1995 until October 1996, Mr. Doerr was Vice President of Sales, Service and Distribution for Wall Data Incorporated, a software connectivity company. From October 1991 until October 1994, Mr. Doerr was Vice President, Worldwide Operations for Oracle Corporation, a developer of relational database management software. From August 1986 until October 1991, Mr. Doerr was Vice President, Western Area and U.S. Healthcare Industry for Digital Equipment Corporation, a developer of networking solutions for computer environments. Mr. Doerr holds a B.S. from California Polytechnic State University.

    Alan H. Hunt has served as a member of SERENA's Board of Directors since February 1998. From October 1995 to January 1998, Mr. Hunt was the President and Chief Executive Officer and a member of the board of directors of Peregrine Systems, Inc., a provider of infrastructure management software solutions. From July 1994 until November 1995, Mr. Hunt was President and Chief Executive Officer and a member of the board of directors of XVT Software Inc., a development tools software company. From March 1991 until May 1994, Mr. Hunt was Senior Vice President of Sales and Marketing (North America) for BMC Software, Inc., a vendor of software system utilities for IBM mainframe computing environments. Mr. Hunt holds a B.S. in business administration and industrial management from San Jose State College.

    Jerry T. Ungerman has served as a member of SERENA's Board of Directors since December 1998. Since October 1998, Mr. Ungerman has served as an Executive Vice President of Check Point Software Technologies Ltd., a developer of computer network security access software. From July 1971 to October 1998, Mr. Ungerman was the Executive Vice President of Operations of Hitachi Data Systems Corp., a provider of computer networking and data storage solutions for computing environments. Mr. Ungerman holds a B.S.B. in business from the University of Minnesota.

Vote Required and Board of Directors' Recommendation

    Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. The six nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. The Board of Directors has unanimously approved the foregoing slate of nominees and recommends that stockholders vote FOR the election of the nominees listed above.

BOARD AND COMMITTEE MEETINGS

    SERENA's Board of Directors held six (6) meetings during the fiscal year ended January 31, 2001. No incumbent director during fiscal 2001 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during fiscal 2001. The Board of Directors has standing Audit and Compensation Committees. The Board of Directors approved the creation of a Nominating Committee in May 2001.

    The Audit Committee, comprised of directors Alan H. Hunt and Jerry T. Ungerman, each of them independent as defined by 4200(a)(14) of the National Association of Securities Dealers NASDAQ Marketplace Rules, was formed in January 1999 in connection with SERENA's initial public offering of its common stock. The Audit Committee met three (3) times in fiscal 2001. The purposes of the Audit Committee are to review with SERENA's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the board's attention, as well as perform such other functions as may be required by the stock market upon which our company stock is listed.

    The Compensation Committee, comprised of directors Alan H. Hunt and Jerry T. Ungerman, each of them independent as defined by 4200(a)(14) of the National Association of Securities Dealers NASDAQ Marketplace Rules, was formed in January 1999 in connection with SERENA's initial public offering of its common stock. The Compensation Committee met one (1) time in fiscal 2001. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to SERENA's executive officers, the aggregate compensation of all employees of SERENA, the terms of compensation plans and to administer SERENA's Amended and Restated 1997 Stock Option and Incentive Plan.

COMPENSATION OF THE BOARD OF DIRECTORS

Director Compensation

    SERENA reimburses each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of our Board of Directors currently receives additional cash compensation.

    SERENA's 1999 Director Option Plan provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 37,500 shares of common stock at the time he or she is first elected to the Board of Directors. Each non-employee director will subsequently be granted an option to purchase 7,500 shares of common stock at the beginning of each fiscal year. Each such option will be granted at the fair market value of the common stock on the date of grant. Options granted to non-employee directors under the 1999 Director Option Plan will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter.

    On February 16, 2000, both Mr. Hunt and Mr. Ungerman were granted 7,500 options each under the 1999 Director Option Plan and an additional 7,500 options each under the 1997 Amended and Restated Stock Option and Incentive Plan. These grants were made at fair market value of $19.33 per share with one quarter of these shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter. On February 14, 2001, both Mr. Hunt and Mr. Ungerman were granted 5,000 options each at fair market value of $23.31 per share under the 1999 Director Option Plan. These grants also vest over four years with one quarter of the shares vesting upon the first anniversary of the grant and 1/36 of the remaining shares vesting monthly thereafter.

INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the directors and officers of SERENA and administering various incentive compensation and benefit plans. The Compensation Committee consists of Alan H. Hunt and Jerry T. Ungerman. Mark E. Woodward, President, Chief Executive Officer and a director of SERENA, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of SERENA, except that he was excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of SERENA's Compensation Committee and any member of any other company's board of directors or compensation committee.

PROPOSAL TWO
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

    Our Amended and Restated Certificate of Incorporation, as currently in effect, provides that SERENA is authorized to issue 60,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.001 per share. In April 2001, the Board of Directors authorized an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock to 90,000,000 shares.

    Under the proposed amendment, the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation would be amended to read as follows:

  "This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation shall have the authority to issue shall be 90,000,000, $.001 par value, and the total number of shares of Preferred Stock this Corporation shall have the authority to issue shall be 5,000,000, $.001 par value."

    The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock or Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    As of March 31, 2001, 39,769,237 shares of common stock were issued and outstanding. In addition, as of March 31, 2001, (i) a total of 4,843,130 shares of common stock were reserved for issuance pursuant to the Amended and Restated 1997 Stock Option Plan, of which options to acquire 3,494,681 shares were issued and outstanding as of that date, (ii) a total of 605,011 shares of common stock were reserved for issuance pursuant to the 1998 Employee Stock Purchase Plan as of that date, and (iii) a total of 285,000 shares of common stock were reserved for issuance pursuant to the 1999 Director Option Plan, of which options to acquire 25,000 shares were issued and outstanding as of that date.

Purpose and Effect of Amendment

    The principal purpose of the proposed amendment to the Amended and Restated Certificate of Incorporation is to authorize additional shares of common stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, to establish a strategic relationship with a corporate partner through the exchange of securities or for issuance under SERENA's stock option and purchase plans. In determining the appropriate level of authorized shares of common stock, the Board of Directors considered, among other factors, (i) that as of March 31, 2001, options to purchase 5,733,141 shares of common stock were outstanding or reserved for issuance pursuant to SERENA's stock option and purchase plans, (ii) that were SERENA to effect a three-for-two stock split in the future, a minimum of 68,253,567 authorized shares would be required, and (iii) that in the Board's opinion, at least 15% to 20% of SERENA's equity securities should be available for any of the aforementioned potential strategic transactions. The Board of Directors believed that Proposal Two's increase in the authorized shares of common stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense. If the proposed amendment is adopted, 30,000,000 additional shares of common stock will be available for issuance by the Board of Directors without any further stockholder approval, although certain issuances of shares may require stockholder approval in accordance with the requirements of the NASDAQ National Market or the Delaware General Corporations Law. The holders of common stock have no preemptive rights to purchase any stock of SERENA. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present common stockholders. We have no present plans or proposals to issue the additional authorized shares.

    The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of common stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of SERENA. For example, such shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. We have previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Amended and Restated Certificate of Incorporation authorizing the Board of Directors to issue up to 5,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board. The Board of Directors is not aware of any pending or proposed effort to acquire control of SERENA.

Vote Required

    The approval of the amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock of SERENA. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

    The Board of Directors recommends a vote FOR the amendment to SERENA's Amended and Restated Certificate of Incorporation to authorize an additional 30,000,000 shares of common stock, for an aggregate of 90,000,000 shares of common stock.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of SERENA for the current fiscal year ending January 31, 2002. SERENA expects that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. The Board of Directors has unanimously approved this proposal and recommends that stockholders vote FOR the ratification of the selection of KPMG LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of SERENA's common stock as of March 31, 2001 by (i) each person or entity who is known by SERENA to own beneficially 5% or more of SERENA's outstanding common stock; (ii) each director of SERENA; (iii) SERENA's Chief Executive Officer and each of SERENA's four most highly compensated executive officers who were serving as executive officers of SERENA as of January 31, 2001 (the "Named Executive Officers"); and (iv) all directors and executive officers of SERENA as a group.

	Shares Beneficially Owned
Name and Address
	Number	Percent
Douglas D. Troxel(1)	20,059,287	49.3%
Richard A. Doerr(2)	1,538,875	3.8%
Robert I. Pender, Jr.(3)	361,330	*
Mark E. Woodward(4)	342,487	*
Igor Yasno(5)	229,686	*
Kevin C. Parker(6)	93,599	*
Alan H. Hunt(7)	90,375	*
Jerry T. Ungerman(8)	27,343	*
All directors and executive officers as a group(13) persons	23,186,756	57.0%

*
Less than 1%.

(1)
Includes 17,479,361 shares of common stock held by Mr. Troxel as trustee of the Troxel Living Trust and 2,008,100 shares of common stock held by Mr. Troxel as a general partner for Troxel Investments, L.P. and 457,639 shares held indirectly by spouse. Mr. Troxel is SERENA's founder, Chief Technology Officer and Chairman of the Board of Directors.

(2)
Excludes 337,500 shares for which the Company exercised its repurchase rights in May 2000 upon Mr. Doerr's resignation as SERENA's President and Chief Executive Officer.

(3)
Includes 285,250 shares of common stock subject to restricted stock purchase agreements, of which 115,641 shares are subject to SERENA's repurchase option as of March 31, 2001 should Mr. Pender's employment with SERENA terminate. Includes 70,312 shares subject to stock options held by Mr. Pender that are exercisable within 60 days of March 31, 2001. Mr. Pender is a director and SERENA's Vice President, Finance and Administration, and Chief Financial Officer.

(4)
Includes 168,660 shares of common stock subject to restricted stock purchase agreements, of which 75,000 shares are subject to SERENA's repurchase option as of March 31, 2001 should Mr. Woodward's employment with SERENA terminate. Includes 168,058 shares subject to stock options held by Mr. Woodward that are exercisable within 60 days of March 31, 2001. Mr. Woodward is a director and SERENA's President and Chief Executive Officer.

(5)
Includes 202,500 shares acquired by Mr. Yasno pursuant to the Company's purchase acquisition of Diamond Optimum Systems, Inc. in June 1999, a company which Mr. Yasno founded and was a principal shareholder. Includes 3,749 shares subject to stock options held by Mr. Yasno that are exercisable within 60 days of March 31, 2001. Mr. Yasno is SERENA's Vice President, Research and Development, Distributed Systems.

(6)
Includes 52,500 shares of common stock subject to restricted stock purchase agreements, of which 26,250 shares are subject to SERENA's repurchase option as of March 31, 2001 should Mr. Parker's employment with SERENA terminate. Includes 37,500 shares subject to stock options held by Mr. Parker that are exercisable within 60 days of March 31, 2001. Mr. Parker is SERENA's Vice President, Research and Development, Mainframe.

(7)
Includes 81,625 shares of common stock subject to a restricted stock purchase agreement, of which 21,094 shares are subject to SERENA's repurchase option as of March 31, 2001 should Mr. Hunt's membership on SERENA's Board of Directors terminate. Includes 8,750 shares subject to stock options held by Mr. Hunt that are exercisable within 60 days of March 31, 2001. Mr. Hunt is a member of SERENA's Board of Directors.

(8)
Includes 27,343 shares subject to stock options held by Mr. Ungerman that are exercisable within 60 days of March 31, 2001. Mr. Ungerman is a member of SERENA's Board of Directors.

    All share and option numbers in this Proxy Statement have been adjusted to reflect the three-for-two stock split paid to our shareholders in the form of a stock dividend in March 2000.

EXECUTIVE COMPENSATION

    The table below and footnotes thereto set forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to SERENA in all capacities during the fiscal years ended January 31, 1999, 2000 and 2001 by our current President and Chief Executive Officer, our former President and Chief Executive officer who acted in such capacity prior to and during part of fiscal 2001 and our next four most highly compensated executive officers whose salary and bonus for fiscal 2001 exceeded $100,000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 2001. Bonus and commission figures for all fiscal years presented represent bonuses and commissions earned and paid in the fiscal year as well as bonuses and commissions earned in the fiscal year but paid in the following fiscal year.

Summary Compensation Table

					Long-term Compensation Awards			All Other Compensation
		Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)		Matching 401(k) Contributions	Group Life Insurance Premiums
		Salary		Bonus					Misc.
Mark E. Woodward Director, President and Chief Executive Officer	2001 2000 1999	$200,000 175,080 37,934	(2)	$362,755 230,660 —	650,000 — 258,750		$7,175 2,305 533	$176 486 41	— — —
Richard A. Doerr Director, former President and Chief Executive Officer	2001 2000 1999	109,037 225,000 200,000	(2)	165,400 630,000 379,200	37,500 — —	(3)	6,425 6,400 6,400	396 2,478 2,400	— — —
Douglas D. Troxel Director, Chief Technology Officer	2001 2000 1999	350,000 324,000 324,000		247,800 310,000 179,000	— — —		7,427 5,870 5,940	— 1,614 1,536	21,507 23,907 24,175	(1) (1) (1)
Robert I. Pender, Jr. Director, Vice President, Finance and Administration, Chief Financial Officer	2001 2000 1999	178,200 165,000 150,000		261,600 280,000 159,600	327,500 37,500 —		7,119 6,400 6,400	150 450 383	— — —
Igor Yasno Vice President, Research and Development, Distributed Systems	2001 2000 1999	150,000 87,500 —	(2)	175,938 81,000 —	— 60,000 —		3,590 6,750 —	120 120 —	— — —
Kevin C. Parker Vice President, Research and Development, Mainframe	2001 2000 1999	150,000 125,000 101,667		119,900 68,200 32,425	127,500 — 60,000		7,092 6,361 6,400	114 450 202	— — —

(1)
Fiscal 2001 amounts include $18,950 in personal life insurance premiums and $2,557 in personal car expenses paid by SERENA; fiscal 2000 amounts include $18,950 in personal life insurance premiums and $4,957 in personal car expenses paid by SERENA; fiscal 1999 amounts include $18,950 in personal life insurance premiums, $906 in legal fees related to estate planning and $4,319 in personal car expenses paid by SERENA.

(2)
Represents salary earned and paid in the fiscal year when the executive was not employed by SERENA for the entire fiscal year.

(3)
Excludes 337,500 shares at $19.33 per share for which the Company exercised its repurchase rights in May 2000 upon Mr. Doerr's resignation as SERENA's President & CEO.

Option Grants During Last Fiscal Year

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 2001, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent SERENA's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of SERENA common stock. In fiscal 2001, SERENA granted options to acquire up to an aggregate of 2,488,600 shares to employees and directors, 2,473,600 shares of which came under the Amended and Restated 1997 Stock Option and Incentive Plan and 15,000 shares of which came under the 1999 Director Option Plan. All grants under both plans were at an exercise price equal to not less than the fair market value of SERENA's common stock on the date of grant. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of SERENA's common stock or pursuant to a cashless exercise procedure. Options under the Amended and Restated 1997 Stock Option and Incentive Plan and under the 1999 Director Option Plan vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter.

	Number of Securities Underlying Options Granted	Percentage Total Options Granted to Employees in Fiscal 2001			Potential Realizable Annual Rates of Stock Price Appreciation For Options Term
			Average Exercise Price Per Share	Expiration Date
					5%	10%
Mark E. Woodward	650,000	26.1%	$17.923	5/9/10	$7,326,591	$18,567,020
Richard A. Doerr	37,500	1.51%	$19.333	2/16/10	$455,941	$1,155,443
Douglas D. Troxel	—	—	—	—	—	—
Robert I. Pender, Jr.	327,500	13.2%	$18.214	5/9/10	$3,751,330	$9,506,606
Igor Yasno	—	—	—	—	—	—
Kevin C. Parker	127,500	5.1%	$26.159	1/18/11	$2,097,526	$5,315,541

Aggregate Option Exercises During the Last Fiscal Year
And Fiscal Year-End Option Values

    The following table sets forth certain information regarding stock options held as of January 31, 2001 by the Named Executive Officers. The "Value of Unexercised In-the-Money Options at January 31, 2001" is based upon the fair market value on January 31, 2001 of $34.000 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. Some of the Named Executive Officers own restricted shares of SERENA common stock under the Amended and Restated 1997 Stock Option and Incentive Plan and those shares are not included in this table. See "Employment Agreement and Change in Control Arrangements."

			Number of Securities Underlying Unexercised Options at January 31, 2001		Value of Unexercised In-the-Money Options at January 31, 2001
	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark E. Woodward	150,000	$2,899,950	75,882	564,207	$2,225,833	$10,133,397
Richard A. Doerr	37,500	$724,988	—	—	—	—
Douglas D. Troxel	—	—	—	—	—	—
Robert I. Pender, Jr.	127,500	$2,464,958	17,187	220,313	$424,674	$3,801,914
Igor Yasno	—	—	22,186	37,813	$586,402	$1,001,688
Kevin C. Parker	52,500	$1,014,983	32,500	99,375	$977,223	$955,974

Employment Agreements and Change in Control Arrangements

    In February 2000, Mr. Doerr and SERENA entered into a restricted stock purchase agreement under which Mr. Doerr purchased 375,000 shares of SERENA's common stock under the Amended and Restated 1997 Stock Option and Incentive Plan at a purchase price of $19.33 per share. Mr. Doerr paid the purchase price for these restricted shares in the form of a recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 6.56%. Mr. Doerr resigned as President and CEO on May 2, 2000 and as a result, the Company exercised its repurchase rights on 337,500 shares from the second restricted stock purchase agreement.

    SERENA and Douglas D. Troxel, SERENA's founder, Chief Technology Officer and the Chairman of the Board of Directors, are parties to an employment agreement that automatically renews each June unless Mr. Troxel is terminated for cause.

    In January 1998, Robert I. Pender, Jr., our Vice President, Finance and Administration, and Chief Financial Officer, purchased 276,750 shares of common stock at a purchase price of $0.67 per share under a restricted stock purchase agreement. In November 1998, Mark E. Woodward, our President and Chief Executive Officer, early exercised stock options for the purchase of 118,660 shares of common stock at a purchase price of $4.67 per share under a restricted stock purchase agreement. In February 2000, Mr. Woodward, Mr. Pender and Kevin C. Parker, our Vice President of Research and Development, Mainframe, early exercised stock options for the purchase of 150,000 shares, 127,500 shares and 52,500 shares, respectively, of common stock at a purchase price of $19.33 per share under restricted stock purchase agreements. Each individual paid the purchase price for his shares in the form of recourse promissory notes secured by the purchased common stock. These promissory notes bear interest at the annual rates of 5.9% and 6.56%. SERENA holds repurchase options on unvested shares should the individual executive officers terminate their relationship with SERENA. These repurchase rights lapse with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date or grant date with repurchase rights on the remaining unvested shares lapsing ratably on a monthly basis over the succeeding three years, however the repurchase rights for the February 2000 grants could lapse over two years depending on the earnings per share performance of the Company.

    The Amended and Restated 1997 Stock Option and Incentive Plan provides that in the event of a merger or consolidation of SERENA with or into another corporation, a sale of substantially all of SERENA's assets or certain other changes in control of SERENA, the right of SERENA to repurchase shares purchased pursuant to a restricted stock purchase agreement lapses. Additionally, in any of the events noted in the preceding sentence, the holders of stock options awarded under the Amended and Restated 1997 Stock Option and Incentive Plan shall have the right to exercise all of the shares of stock covered under the applicable option agreement, including shares which would not otherwise be exercisable.

Report of the Compensation Committee of the Board of Directors

    Notwithstanding any statement to the contrary in any of SERENA's previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed "filed" with the Commission and shall not be incorporated by reference into any such filings.

    The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of SERENA and the compensation plans and the specific compensation levels for senior executives, including SERENA's Chief Executive Officer.

General Compensation Philosophy

    The primary objectives of SERENA's executive compensation policies include the following:

  •
  To attract, motivate, and retain a highly qualified executive management team;

  •
  To link executive compensation to SERENA's financial performance as well as to define individual management objectives established by the Compensation Committee;

  •
  To compensate competitively with the practices of similarly situated technology companies; and

  •
  To create management incentives designed to enhance stockholder value.

    SERENA competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to SERENA's future success. The Compensation Committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to SERENA's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through SERENA's equity incentive programs.

Cash Compensation

    SERENA seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation paid at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The fiscal 2001 salaries and cash bonuses of each of the executive officers of SERENA were determined by the Compensation Committee of the Board of Directors, upon the recommendation of the Chief Executive Officer. In addition, cash bonuses for SERENA's President and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer were allocated from a bonus pool established by the Board of Directors based on overall SERENA earnings. Cash bonuses were also earned by operational vice presidents based on their divisional financial performance and the overall financial performance of SERENA.

    Based on a review of proxy data and other relevant market data, the Compensation Committee believes that cash compensation paid to SERENA's executive officers, including the Chief Executive Officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly-situated software companies.

Equity-Based Compensation

    Stock Options.  Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to SERENA's stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of SERENA's common stock increases above the exercise price, which is set at the fair market value of SERENA common stock on the date the option is granted. In addition, employees must remain employed with SERENA for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of SERENA.

    All of the restricted stock purchases and stock options granted to executives in the year ended January 31, 2001 were approved by the full Board of Directors. Option grants to employees were determined by the Compensation Committee or the full Board of Directors. In making its determination, the Compensation Committee intends to consider the executive's position at SERENA, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Compensation Committee may deem relevant.

Tax Deductibility of Executive Compensation

    Section 162 of the Code limits the federal income tax deductibility of compensation paid to SERENA's Chief Executive Officer and to each of the other four most highly compensated executive officers. SERENA may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on SERENA's current compensation plans and policies and proposed regulations interpreting this provision of the Code, SERENA and the Compensation Committee believe that, for the near future, there is little risk that SERENA will lose any significant tax deduction for executive compensation.

                      The Compensation Committee
                      Alan H. Hunt
                      Jerry T. Ungerman

Audit Committee Report

    The Audit Committee of the SERENA Software, Inc. Board of Directors (the "Audit Committee") was comprised of two independent directors in fiscal 2001 and operates under a written charter adopted by the Board (Appendix A). An additional member will be appointed in fiscal 2002. The members of the Audit Committee are Alan H. Hunt and Jerry T. Ungerman.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor these processes. In addition, the Audit Committee recommends to the Board the appointment of the Company's auditors (KPMG LLP).

    In this context, the Audit Committee has discussed with the Company's auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications.

    The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the auditors' independence with management and the auditors. In addition, the Audit Committee considered whether the information technology and other non-audit consulting services provided by the auditors' firm could impair the auditors' independence and concluded that such services have not impaired the auditors' independence.

    Based on the Audit Committee's discussion with management and the auditors and the Audit Committee's review of the representation of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee of the Company's Board of Directors, Alan H. Hunt and Jerry T. Ungerman.

Audit Fees

    Fees paid to KPMG LLP firm were comprised of the following (in thousands):

2001 Financial Statement Audit	$106.9
Information system design & implementation services provided in 2000	none
All other services provided in 2001*	$170.3

*
Consists primarily of income tax consulting, planning and return preparation and merger and acquisition support.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SERENA's officers and directors and persons who own more than 10% of a registered class of SERENA's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by applicable rules to furnish SERENA with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely upon review of the copies of such reports furnished to SERENA during the fiscal year ended January 31, 2001, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

CERTAIN TRANSACTIONS

    In connection with his appointment to our Board of Directors, Alan H. Hunt entered into a restricted stock purchase agreement with SERENA in March 1998 to purchase 84,375 shares of common stock at a per share purchase price of $0.96. Mr. Hunt paid the purchase price of $81,000 for these shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 5.9%. SERENA holds a repurchase option on any unvested shares that become exercisable in the event Mr. Hunt ceases to be a member of our Board of Directors. The repurchase right lapses with respect to one quarter of the shares on the first anniversary of the purchase date and with respect to the remaining shares, ratably monthly thereafter. In the event of a change in control transaction, SERENA's right to repurchase the shares shall lapse.

    In connection with the Company's purchase acquisition of Diamond Optimum Systems, Inc. in June 1999, of which Igor Yasno was the founder and a prinicpal shareholder, Mr. Yasno acquired 262,500 shares of SERENA common stock.

COMPANY PERFORMANCE

    The following line graph compares the cumulative total return to stockholders on SERENA's common stock since February 12, 1999. The graph compares stockholder return on SERENA's common stock with the same cumulative total return on the JPMorgan H&Q Index and the NASDAQ Stock Market—U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that SERENA specifically incorporates it by reference into such filing.

    The graph assumes that $100 was invested on February 12, 1999 in SERENA's common stock, in the JPMorgan H&Q Technology Index and in the NASDAQ Stock Market—U.S. Index and that all dividends were reinvested. No dividends have been declared or paid on SERENA's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

SERENA Software, Inc.
Stock Price Performance
[February 12, 1999 (Inception) - January 31, 2001]

SERENA Software, Inc.
2001 Stock Performance Analysis

	SERENA SOFTWARE		NASDAQ COMPOSITE		JPMorgan H&Q TECHNOLOGY INDEX
Date	Closing Price	Balance	Closing Price	Balance	Closing Price	Balance
02/12/1999	10.083	100.000	2321.89	100.000	1879.46	100.000
04/30/1999	6.833	67.770	2542.85	109.600	2044.77	108.800
07/31/1999	6.750	66.940	2638.49	113.810	2300.89	122.420
10/31/1999	12.500	123.970	2966.43	128.040	2724.30	144.950
01/31/2000	17.583	174.380	3940.35	170.170	3860.23	205.390
04/30/2000	21.875	216.940	3860.66	166.790	4059.53	215.990
07/31/2000	27.500	273.717	3766.99	162.238	3819.07	203.200
10/31/2000	50.875	506.376	3369.63	145.124	3640.77	193.714
01/31/2001	34.000	338.414	2772.73	119.417	2974.99	158.290

OTHER MATTERS

    SERENA knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                      For the Board of Directors
                      SERENA SOFTWARE, INC.

                      Vita A. Strimaitis
                       Secretary

Dated: May 24, 2001

Appendix A

    SERENA SOFTWARE, INC.
a Delaware corporation

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. PURPOSES

    The purpose of the Audit Committee of the Board of Directors of SERENA Software, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the Company's system of internal and external controls, to provide the Company's Board of Directors (the "Board") with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II. MEMBERSHIP

    The Audit Committee will consist of three (3) members of the Board, each of whom will be an "independent director" as the term is used by the National Association of Securities Dealers, Inc. (the "NASD") Rule 4350. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board.

III. RESPONSIBILITIES

    The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors;

  2.
  Reviewing the independent auditors' proposed audit scope and approach and related services;

  3.
  Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  4.
  Reviewing the performance of the independent auditors;

  5.
  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function, including obtaining from the independent accountants management letters or summaries on such internal accounting controls;

  6.
  Reviewing before release any audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  7.
  Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  8.
  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

A–1

  9.
  Overseeing compliance with the requirements of the Securities and Exchange Commission for disclosure of independent accountants' services and audit committee members and activities;

  10.
  Overseeing compliance with the Foreign Corrupt Practices Act;

  11.
  Reviewing related party transactions for potential conflicts of interest; and

  12.
  Performing other oversight functions as requested by the full Board.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board may delegate to it and will report, at least annually, to the Board regarding the Audit Committee's examinations and recommendations.

IV. MEETINGS

    The Audit Committee will meet at least two (2) times each fiscal year. The Audit Committee may establish its own schedule and shall provide such schedule to the Board in advance.

    The Audit Committee will meet separately with the Company's Chief Executive Officer and separately with the Company's Chief Financial Officer at least once annually to review the financial controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors' examination and management report.

V. MINUTES

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

VI. REPORTS

    The Audit Committee will provide the Board with written reports summarizing the Audit Committee's recommendations. These reports will be incorporated as part of the minutes of the Board meetings at which such reports are presented.

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PROXY	SERENA SOFTWARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mark E. Woodward and Robert I. Pender, Jr., and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SERENA Software, Inc., to be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California, on June 29, 2001 at 2:00 p.m., local time, and at any adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 24, 2001, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

PLEASE MARK VOTES AS IN THIS EXAMPLE	/x/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.	ELECTION OF DIRECTORS
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Douglas D. Troxel	/ /	/ /	Richard A. Doerr	/ /	/ /
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Mark E. Woodward	/ /	/ /	Alan H. Hunt	/ /	/ /
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Robert I. Pender, Jr.	/ /	/ /	Jerry T. Ungerman	/ /	/ /
		FOR	AGAINST	ABSTAIN
2.	To approve our amendment to SERENA's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock of SERENA to 90,000,000	/ /	/ /	/ /
3.	To ratify the appointment of KPMG LLP as the Corporation's independent accountants for the 2002 fiscal year	/ /	/ /	/ /
In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) or postponement thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 60,000,000 TO 90,000,000 AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2002 FISCAL YEAR.
Signature:______________________________ Date:_______________	Signature:______________________________ Date:_______________
Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles held by joint tenants or as community property, both should sign.

/*\ FOLD AND DETACH HERE /*\

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF THE BOARD OF DIRECTORS
INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL TWO AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During Last Fiscal Year
Aggregate Option Exercises During the Last Fiscal Year And Fiscal Year-End Option Values
Audit Committee Report
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
COMPANY PERFORMANCE
OTHER MATTERS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
I. PURPOSES
II. MEMBERSHIP
III. RESPONSIBILITIES
IV. MEETINGS
V. MINUTES
VI. REPORTS